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                                                                     EXHIBIT 2.2


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                               EXCHANGE AGREEMENT

                           Dated as of August 30, 1999


                                      Among


                          FORMUS COMMUNICATIONS, INC.,

                           FORMUS INTERNATIONAL, INC.

                                       and

                  THE SHAREHOLDERS LISTED ON SCHEDULE 1 HERETO



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                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT, (this "Agreement") dated as of August 30, 1999, by and among Formus Communications, Inc. ("FCI"), Formus International, Inc. ("FII"), corporations incorporated under the laws of the State of Delaware, the Direct Shareholders listed on Schedule 1 hereto (the "Direct Shareholders"), Chase European Equity Associates II LLC, a Delaware limited liability company ("Chase II"), TCB Beteiligungs GmbH, a company incorporated under the laws of the Federal Republic of Germany ("TCB" and, together with Chase II, the "Indirect Shareholders" and, together with the Direct Shareholders, the "Shareholders").

                                    RECITALS

A. The Shareholders and FCI and FII desire to exchange the direct and indirect interests in Callino GmbH, a company incorporated under the laws of the Federal Republic of Germany ("Callino") for preferred stock of FCI, and to provide for certain other matters.

B. One of the Direct Shareholders, Mr. Matthias Weber, as CEO of Callino, and FCI and FII desire to extend and amend the agreement between Mr. Weber and Callino, and to provide for certain other matters, all on the terms and conditions set forth below.


                                   AGREEMENT

                                   ARTICLE I.

                               EXCHANGE OF STOCK

         Section 1.1 Exchange of Stock.

                  (a) On the Closing Date (as defined below), subject to the terms and conditions set forth in this Agreement, FCI will issue to FII and FII will deliver or cause to be delivered to the Shareholders or their representative a number of shares of FCI Series E Preferred Stock, par value $.001 per share or FCI Series F Preferred Stock, par value $.001 per share (collectively the "FCI Stock") and an amount of cash, in each case as set forth opposite such Shareholder's name on Schedule 1. The shares of FCI Stock that FII is so obligated to deliver, together with the shares of Stock that FII is obligated to deliver pursuant to clause (c) of Section 1.2, are referred to as the "Exchange Shares."

                  (b) Upon delivery of the Exchange Shares to the Shareholders at the Closing, subject to the terms and conditions set forth in this Agreement, each of the Direct Shareholders shall deliver to FII or its designee the shares owned by them in Callino set forth opposite such Direct Shareholder's name on
Schedule 1 hereto ("Callino Shares"), and each of the Indirect Shareholders shall deliver to FII or its designee their entire interests in Formus

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Communications-Germany B.V. ("Formus B.V."), a private company formed under the laws of The Netherlands, set forth opposite such Indirect Shareholder's name on
Schedule 1 hereto (the "Formus B.V. Shares").


         Section 1.2 Closing.

                  (a) The exchange of shares referred to in Section 1.1 and the consummation of all other transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M. at the offices of Holme
Roberts & Owen LLP, located at 1700 Lincoln Street, Suite 4100, Denver, Colorado, as soon as practicable, and in no event later than five business days following the satisfaction or waiver (by the party so entitled to waive) of the conditions to Closing for some or all Shareholders (subject to completion of all corporate requirements necessary to issue the Exchange Shares and all other conditions), or at such other time and place, or on such other date, not later than September 15, 1999, as the parties hereto shall agree in writing. Such date is herein referred to as the "Closing Date."

                  (b) At the Closing, (i) FII shall deliver or cause to be delivered to each of the Shareholders (and in the case of 1,154,410 shares of stock issuable to Mr. Weber, to the Escrow Agent, as defined in the Extension Agreement) a certificate or certificates for the Exchange Shares registered in the name of such Shareholder and in such denominations as such Shareholder shall designate in writing, (ii) each Direct Shareholder shall take or cause to be taken all necessary action to cause the transfer of the Callino Shares (including all rights with respect thereto) to FII or its designee including without limitation the execution of a notarized assignment deed which shall be valid upon receipt of the Exchange Shares, and (iii) each Indirect Shareholder shall take or cause to be taken all necessary action to cause the transfer of the Formus B.V. Shares to FII or its designee. Appropriate deeds of transfer and assignment will be executed and notarized and the transfer will be recorded in the books and records of the subject company regarding the assignment to FII or its designee of the Callino Shares and the Formus B.V. Shares. The Callino Shares and the Formus B.V. Shares are referred to collectively as the "Exchanged Interests."

                  (c) At the Closing Mr. Weber shall execute and deliver to Callino and FCI and FII an agreement (the "Extension Agreement"), in the form attached hereto as Exhibit A, (i) extending the expiration date of the agreement between him and Callino (then ARCIS MediaCom Management GmbH) dated January 14, 1999 from its current expiration date of June 30, 2000, to December 31, 2000,
(ii) terminating any other agreements among Mr. Weber, Callino, the Shareholders, or any of them, including, without limitation, all agreements that would entitle Mr. Weber to acquire any equity interest in Callino or any subsidiary or affiliate of Callino or any other entity (other than equity interests of FCI to be acquired pursuant to this Agreement) and (iii) providing for certain other matters. In exchange for executing, delivering and performing the Extension Agreement, Formus will deliver to Mr. Weber 1,154,410 Exchange Shares at Closing.

                  (d) At the Closing, as additional consideration to be paid by FII to the Shareholders hereunder, FII shall pay the cash consideration set forth opposite such


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Shareholder's name on Schedule 1. Such payment shall be made by delivery of a certified check in the amount of US$100,000, payable to Dr. Michael Hoenig, as the duly authorized representative of the Shareholders for such purpose.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of FCI and FII. Each of FCI and FII hereby represent and warrant to Shareholders as follows, except as shown on Schedules of Exception (the "Schedule") attached hereto:

                  (a) Organization, Good Standing and Qualification. Each of FCI and FII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each has (or will have in the case of agreements to be signed at closing) all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and, in the case of FCI, an Investors' Rights Agreement of FCI (the "Investors' Rights Agreement") and a Stockholder Agreement of FCI (the "Stockholder Agreement" and together with the Investors' Rights Agreement, the "Related Agreements"), in each case substantially in the form made available to the Shareholders or their representatives on the date hereof, to issue and sell the Exchange Shares and to carry out the provisions of this Agreement, the Related Agreements and the Restated Certificate of Incorporation of FCI (the "Restated Certificate") and to carry on its business as presently conducted and as presently proposed to be conducted. Each is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on FCI, FII or their business. FCI does not own, directly or indirectly, equity securities of any other corporation, limited partnership, limited liability company or other similar entity. FCI is not a participant in any joint venture, partnership or similar arrangement.

                  (b) Capitalization; Voting Rights. The authorized capital stock of FCI is set forth on Section 2.1(b) of the Schedule. All issued and outstanding shares of FCI's capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Exchange Shares will be substantially as stated in the term sheet delivered to Shareholders or their representative. Except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from FCI of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Exchange Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Exchange Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Related Agreements or as otherwise required by such laws at the time a transfer is


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proposed. The authorized capital stock of the subsidiaries of FCI (the
"Subsidiaries") is as set forth on Section 2.1(b) to the Schedule. All issued and outstanding shares of each of the Subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Subsidiaries of any of their securities.

                  (c) Authorization; Binding Obligations. All corporate action on the part of FCI and FII, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of each hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Exchange Shares pursuant hereto has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of each of FCI and FII enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws.

                  (d) Financial Statements. FCI's unaudited consolidated balance sheet as of June 30, 1999, (the "Latest Balance Sheet") and unaudited consolidated statements of operations of the FCI for the period from January 1, 1999 to June 30, 1999 (the "Statement Date") delivered to Shareholders or their representative (the "Financial Statements") fairly present in all material respects the financial position and the results of operations of FCI for the period covered thereby.

                  (e) Liabilities. None of FCI, FII nor the Subsidiaries has any material liabilities and, to the best of its knowledge, FCI knows of no material contingent liabilities not disclosed in the Latest Balance Sheet, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date that have not been, either in any individual case or in the aggregate, materially adverse.

                  (f) Investments in United States Real Property Interests. FCI's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by FCI that FCI is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) during the five (5) year period preceding the date of this Agreement. If at any time in the future FCI should become a United States real property holding corporation, FCI shall, as promptly as possible, notify each Shareholder of such change in status.


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                  (g)      Agreements; Action.

                           (1) There are no agreements, understandings or
proposed transactions between FCI, FII or the Subsidiaries and any of their respective officers, directors or any affiliate thereof other than agreements explicitly contemplated hereby and agreements between FCI and its employees with respect to employment or the sale of FCI's Common Stock.

                           (2) There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which FCI, FII or any Subsidiary is a party or to FCI's knowledge by which they are bound that may involve (i) obligations (contingent or otherwise) of, or payments to, FCI in excess of $100,000 or (ii) the license of any telecommunications frequency or spectrum, patent, copyright, trade secret or other proprietary right to or from FCI (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of products or services, or (iv) indemnification by FCI, FII or any Subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                           (3) None of FCI, FII nor the Subsidiaries has (i)
declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of their capital stock, (ii) since the Statement Date incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or bona fide loans to wholly-owned subsidiaries, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (4) For the purposes of subsections (2) and (3)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities FCI has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (5) None of FCI, FII nor any Subsidiary has engaged
in the past twelve (12) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of FCI, FII or any Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of FCI, FII or any Subsidiary, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of FCI, FII or any Subsidiary is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of FCI, FII or any Subsidiary.

                  (h) Obligations to Related Parties. There are no obligations of FCI, FII or any Subsidiary to officers, directors, stockholders, or employees of FCI, FII or any Subsidiary other


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than (i) for payment of salary for services rendered since the commencement of
FCI's most recent payroll period, (ii) reimbursement for reasonable expenses incurred on behalf of FCI, FII or any Subsidiary and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of FCI (the "Board"). None of the officers, directors or stockholders of FCI, FII or any Subsidiary, or any members of their immediate families, is indebted to FCI, FII or any Subsidiary or has any direct or indirect ownership interest in any firm or corporation with which FCI, FII or any Subsidiary is affiliated or with which FCI, FII or any Subsidiary has a business relationship, or any firm or corporation that competes with FCI, FII or any Subsidiary, except that officers, directors and/or stockholders of FCI or members of their immediate families or any Subsidiary may own stock in publicly traded companies that may compete with FCI, FII or any Subsidiary. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with FCI, FII or any Subsidiary (other than such contracts as relate to any such person's ownership of capital stock or other securities of FCI). Except as may be disclosed in the Financial Statements, none of FCI, FII nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  (i) Changes. Since the Statement Date, there has not been to FCI's knowledge:

                           (1) any change in the assets, liabilities, financial
condition or operations of FCI, FII or any Subsidiary from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of FCI, FII or any Subsidiary;

                           (2) any resignation or termination of any key
officers of FCI, FII or any Subsidiary; and FCI, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                           (3) any material change, except in the ordinary
course of business, in the contingent obligations of FCI, FII or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise;

                           (4) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of FCI, FII or any Subsidiary;

                           (5) any waiver by FCI, FII or any Subsidiary of a
valuable right or of a material debt owed to it;

                           (6) any direct or indirect loans made by FCI, FII or
any Subsidiary to any stockholder, employee, officer or director of FCI, FII or any Subsidiary, other than advances made in the ordinary course of business;


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                           (7) any material change in any compensation
arrangement or agreement with any employee, officer, director or stockholder of FCI, FII or any Subsidiary;

                           (8) any declaration or payment of any dividend or
other distribution of the assets of FCI, FII or any Subsidiary;

                           (9) any labor organization activity;

                           (10) any debt, obligation or liability incurred,
assumed or guaranteed by FCI, FII or any Subsidiary, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                           (11) any sale, assignment or transfer of any patents,
trademarks, copyrights, trade secrets or other intangible assets of FCI, FII or any Subsidiary;

                           (12) any change in any material agreement to which
FCI, FII or any Subsidiary is a party or by which it is bound that materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of FCI, FII or any Subsidiary, including compensation agreements with FCI's, FII's or any Subsidiary's employees; or

                           (13) any other event or condition of any character
that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of FCI, FII or any Subsidiary.

                  (j) Title to Properties and Assets; Liens, etc. Each of FCI, FII and each of the Subsidiaries has good and marketable title to its properties and assets, including the properties and assets reflected in the Latest Balance Sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes that have not yet become delinquent, (ii) minor liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of FCI, FII or any Subsidiary, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by FCI, FII and the Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used, reasonable wear and tear excepted.

                  (k) Patents and Trademarks. Each of FCI, FII and the Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is FCI, FII or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any


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other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. None of FCI, FII nor any Subsidiary has received any communications alleging that FCI, FII or any Subsidiary has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of FCI, FII nor any Subsidiary is aware that any of its or any of the Subsidiaries' respective employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to FCI, FII or the Subsidiaries or that would conflict with the FCI's, FII's or any Subsidiary's business as proposed to be conducted. None of the execution nor delivery of this Agreement, nor the carrying on of FCI's, FII's or the Subsidiaries' business by the employees of FCI, FII and the Subsidiaries, nor the conduct of FCI's, FII's or the Subsidiaries' businesses as proposed, will, to FCI's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. FCI does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of FCI's, FII's or the Subsidiaries' employees made prior to their employment by FCI, FII or any Subsidiary, except for inventions, trade secrets or proprietary information that have been assigned to FCI, FII or the Subsidiaries.

                  (l) Compliance with Other Instruments. FCI is not in violation or default of any term of its Restated Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to FCI that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of FCI. Each of FII and each of the Subsidiaries is not in violation or default of any term of its certificate of incorporation, articles of incorporation, memorandum of association, estatutos, deed of formation or bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to FCI's knowledge, any statute, rule or regulation applicable to FII or to such Subsidiary that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of FII or such Subsidiary. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Exchange Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of FCI, FII or any Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to FCI, FII or any Subsidiary, their business or operations or any of their assets or properties.

                  (m) Litigation. There is no action, suit, proceeding or investigation pending or to FCI's knowledge currently threatened against FCI that questions the validity of this Agreement or the Related Agreements, or the right of FCI or FII to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. There is no action, suit,


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proceeding or investigation or to FCI's knowledge currently threatened against
FCI, FII or any Subsidiary that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of FCI, financially or otherwise, or any change in the current equity ownership of FCI or any Subsidiary, nor is FCI aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to FCI) involving the prior employment of any of the employees of FCI, FII or any Subsidiary, their use in connection with FCI's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. None of FCI, FII nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by FCI, FII or any Subsidiary currently pending or that FCI intends to initiate.

                  (n) Tax Returns and Payments. Each of FCI, FII and each Subsidiary has timely filed all material tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to FCI's knowledge all other taxes due and payable by FCI, FII and each Subsidiary on or before the Closing have been paid or will be paid prior to the time they become delinquent. None of FCI, FII nor any Subsidiary has been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. FCI has no knowledge of any liability of any tax to be imposed upon the properties or assets of FCI, FII or any Subsidiary as of the date of this Agreement that is not adequately provided for.

                  (o) Employees. None of FCI, FII nor any Subsidiary has any collective bargaining agreements with any of their employees. There is no labor union organizing activity pending or, to FCI's knowledge, threatened with respect to FCI, FII or any Subsidiary. No employee has any agreement or contract, written or verbal, regarding his employment. None of FCI, FII nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To FCI's knowledge, no employee of FCI, FII or any Subsidiary, nor any consultant with whom FCI, FII or any Subsidiary has contracted, is in violation of any material term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, FCI, FII or any Subsidiary because of the nature of the business to be conducted by FCI, FII or any Subsidiary; and to FCI's knowledge the continued employment by FCI, FII and the Subsidiaries of their respective present employees, and the performance of FCI's, FII's and the Subsidiaries' contracts with their independent contractors will not result in any such violation. None of FCI, FII nor any Subsidiary has received any notice alleging that any such violation has occurred. No employee of FCI, FII or any Subsidiary has been granted the right to continued employment by FCI, FII or any Subsidiary or to any material compensation following termination of employment with FCI, FII or any Subsidiary. None of FCI, FII nor any Subsidiary is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with FCI, FII or any


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Subsidiary, nor does FCI, FII or any Subsidiary have a present intention to terminate the employment of any officer, key employee or group of key employees.

                  (p) Proprietary Information and Inventions Agreements. Each former and current employee, officer and consultant of FCI, FII and the Subsidiaries has executed a Proprietary Information and Invention Agreement in substantially the form provided to Shareholders.

                  (q) Obligations of Management. Each officer of FCI, FII and the Subsidiaries is currently devoting one hundred percent (100%) of such officer's business time to the conduct of the business of FCI, FII or the Subsidiaries. FCI is not aware of any officer or key employee of FCI, FII or the Subsidiaries planning to work less than full time at FCI, FII or the Subsidiaries in the future.

                  (r) Registration Rights. Except as required pursuant to the Investors' Rights Agreement and the Stockholders Agreement, FCI is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investors' Rights Agreement) any of FCI's presently outstanding securities or any of its securities that may hereafter be issued.

                  (s) Compliance with Laws; Permits. To FCI's knowledge, none of FCI, FII nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties that violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of FCI, FII or the Subsidiaries. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Exchange Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. FCI, FII and the Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of FCI, FII or any Subsidiary and FCI believes FCI, FII and the Subsidiaries can obtain, without undue burden or expense, any similar authority for the conduct of their business as planned to be conducted.

                  (t) Environmental and Safety Laws. To FCI's knowledge, none of FCI, FII nor any of the Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to FCI's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  (u) Offering Valid. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 2.2 hereof, the offer, sale and issuance of the Exchange Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. None of FCI, FII nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Exchange Shares to any person or persons so as to bring the sale of such Exchange Shares by FCI within the registration provisions of the Securities Act.

                  (v) Full Disclosure. To FCI's knowledge and belief, this Agreement, the Exhibits hereto, the Related Agreements and any certificate delivered by FCI to Shareholders or their attorneys or agents or representative in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to FCI's knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To FCI's knowledge and belief, there are no facts that (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of FCI that have not been set forth in the Agreement, the Schedules hereto, the Related Agreements or in other documents delivered to Shareholders or their attorneys or agents or representative in connection herewith or disclosed orally to Shareholders by an executive officer of FCI.

                  (w) Minute Books. The minute books of FCI made available to the Shareholders or their representatives contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

                  (x) Insurance. FCI has or will obtain promptly following the Closing fire and casualty insurance policies with coverage customary for companies similarly situated to FCI.

                  (y) Investment Company Act. FCI is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 2.2 Representations and Warranties of Shareholders. Each Shareholder, severally and not jointly, hereby represents and warrants to FCI and FII as follows:

                  (a) Ownership of Exchange Interest. On the date of this Agreement such shareholder is, and the Closing Date such Shareholder will be, the lawful owner of the Exchanged Interest set forth opposite such Shareholder's name on Schedule 1, free and clear of all encumbrances. The delivery to FII of the Exchanged Interest of such Shareholder pursuant to this Agreement will transfer to FII valid title thereto, free and clear of any and all adverse claims.

                  (b) Authorization and Validity of Agreement. Such Shareholder has full power and authority to execute and deliver this Agreement and each Related Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Shareholder (if other than an individual) and the consummation of the transactions contemplated hereby, have been duly authorized and approved, and no other action on the part of such Shareholder is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and is a valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

                  (c) Existence and Good Standing. Each Shareholder that is not a natural person is duly organized and validly existing and has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (d) Consents and Approvals; No Violations. The execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby (1) will not violate any statute, rule, regulation, order or decree of any public body or authority by which such Shareholder or any of its properties or assets are bound, (2) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority on or prior to the Closing Date and (3) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of such Shareholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which such Shareholder is a party, or by which it or any of its properties or assets may be bound.

                  (e) Nature of Investment. Such Shareholder is acquiring the Exchange Shares for its own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act.

                  (f) No Knowledge of Violation.

                           (1) To the knowledge of each Direct Shareholder, the
business and operations of Callino have been conducted as required by law, the charter and other regulations of Callino, and there is no default under the Callino Shareholders Agreement dated September 10, 1998 among Callino and its shareholders (the "Callino Shareholders Agreement") or any other agreement to which the shareholders of Callino are parties.

                           (2) To the knowledge of each Indirect Shareholder,
there is no default under the Amended and Restated Shareholder's Agreement or the Amended and Restated Investment Agreement, both of which are dated March 8, 1999 and are among Formus B.V. and its shareholders (the "Formus B.V. Investment Agreement"; collectively with the Callino Shareholders Agreement, the "Callino Agreements").

                  (g) No Other Interest. Each Shareholder acknowledges that it has no direct or indirect economic or other interest in Callino or any of its subsidiaries or affiliates or any right to acquire such interest, except for such Shareholder's Exchanged Interest and, as to Mr. Weber only, those rights which are being terminated by the Extension Agreement.

                  (h) Full Disclosure. To such Shareholder's knowledge and belief, this Agreement, the Exhibits hereto, and any certificate delivered by or on behalf of the Shareholders to FCI, FII or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to such Shareholder's knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading (excluding statements of FCI or FII, with respect to which no representation or warranty is made). To such Shareholder's knowledge and belief, there are no facts that (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of Callino that have not been set forth in the Agreement, the Schedules hereto, or in other documents delivered to FCI or FII or their attorneys or agents in connection herewith or disclosed orally to FCI or FII by an executive officer of Callino.

                  (i) Foreign Corrupt Practices Act. To the knowledge of each Shareholder, neither Callino nor any of its subsidiaries (nor any of their respective affiliates, directors, officers, employees, agents or subcontractors) have committed any act that would violate applicable laws prohibiting bribery or corruption in Germany or any act that, if committed by a U.S. person or entity, would constitute a violation of the Foreign Corrupt Practices Act of the United States of America ("FCPA"). Without limiting the generality of the foregoing, to the knowledge of each Shareholder no such person has made any payment or given or offered anything of value, directly or indirectly, to any government official (including any director, employee or agent of any government department, agency or instrumentality) to influence any of its decisions, or to gain any other advantage.


                                  ARTICLE III.
                                    COVENANTS

         Section 3.1 Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals or waivers from third parties and (c) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including, without limitation, seeking to having any temporary restraining order entered by any court or administrative authority vacated or reversed.

         Section 3.2 Conduct of Business of FCI. During the period from the date of this Agreement to the Closing Date, except as may be first approved by Shareholders holding a majority of the Callino Shares (such approval not to be unreasonably withheld or delayed) or as is otherwise permitted or required by this Agreement, FCI agrees (a) to maintain its Restated Certificate and By-Laws in their respective forms on the date of this Agreement, except for changes in authorized capital and other changes that would not, in any case, adversely affect the Exchange Shares, or the Conversion Shares, (b) to refrain from declaring or paying any dividends except which are payable solely in FCI common stock, and (c) to refrain from agreeing whether or not in writing, to do any of the foregoing.

         Section 3.3 Exchange Shares; Certificates. Each Shareholder acknowledges that any certificate representing Exchange Shares and Conversion Shares will bear the following legend:

                  The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such securities may not be offered or sold except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

Each Shareholder shall comply with the terms of the foregoing legend. Such legend shall be removed from the certificates representing any such Exchange Shares or Conversion Shares at the request of the holder thereof at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

         Section 3.4 No Encumbrance. No Shareholder shall sell, encumber or otherwise transfer or agree to transfer its Exchanged Interest or take or agree to take any other action that would adversely affect its ability to perform its obligations hereunder.

         Section 3.5 Confidentiality. The parties hereto each agree not to disclose to any third party the existence or contents of this Agreement or their discussions regarding the transactions contemplated hereby, or any other information obtained by such Shareholder as a result of such Person (including the affiliates) being an officer, director or direct or indirect shareholder of Callino, except to the extent reasonably necessary to complete such transactions or as required by law. The parties further agree that any confidential information they receive in their due diligence or otherwise in the course of negotiating or completing the transactions contemplated by this Agreement, and all confidential information received from any source regarding or related to Callino (including its subsidiaries) will be kept confidential, will not be disclosed to third parties (except those that have a need to know in order to complete such transactions and who agree to keep such information confidential) and will not be used for any purpose other than to complete the transactions contemplated by this Agreement. This Section 3.5 will not apply to information that (a) was in the public domain before the disclosing party disclosed it to the receiving party, (b) entered the public domain through no fault of the receiving party after the disclosing party disclosed it to the receiving party, (c) is required to be disclosed under applicable law, (d) a party considers appropriate to disclose under the securities laws of the United States of America; or (e) is disclosed to potential purchasers of a Shareholder's Exchange Shares, including legal or financial advisors retained by the Shareholder or potential purchaser in connection with such sale (including potential sources of financing for the purchase price of such Exchange Shares), provided each such potential purchaser, advisor and lender signs a confidentiality agreement, in form and substance satisfactory to FCI, prohibiting such potential purchaser, advisor or lender from using such information for any other purpose or from disclosing such information to any other Person or entity. In addition, this Section 3.5 will not apply to disclosures made by FCI or any of its affiliates (i) in connection with due diligence investigations by potential partners of FCI or any of its affiliates or persons who are considering providing debt, equity or other financing to or acquiring FCI or any of its affiliates or financial advisors or underwriters involved in such transactions or (ii) announcing the closing of the transactions contemplated hereby.

         Section 3.6 Capital Contributions. Prior to the Closing, (i) each of the Direct Shareholders shall fund or cause to be funded such Shareholder's pro rata portion of the first DM 10,000,000 of the DM 20,000,000 capital call made in June 1999 (the "Callino Capital Call"), and (ii) each of the Indirect Shareholders shall fund or cause to be funded its pro rata portion of any capital call made or to be made by Formus B.V., as applicable, for the purpose of satisfying such entity's obligation to fund the Callino Capital Call.

         Section 3.7 Waivers Under Agreements. Each of the Shareholders who is a party to the Callino Agreements, Formus B.V., and TCB hereby waives any restriction on transfer of the Callino shares or its indirect interest in Callino, preemptive rights (legal or contractual), rights of first offer, tag along rights, drag along rights or similar matters with respect to the transactions contemplated by this Agreement and the option agreement described in Section 4.3(h) and each such party will promptly execute or cause to be executed such notarial deeds and other documents and take such other actions as are requested by FCI or FII to effect the foregoing.


                                   ARTICLE IV.

                                   CONDITIONS

         Section 4.1 Conditions Precedent to the Obligations of FCI, FII and the Shareholders. The obligations of each of FCI, FII and the Shareholders under this Agreement are conditioned upon the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making the transactions contemplated by this Agreement illegal and which is in effect at the Closing Date (each party agreeing to use its reasonable best efforts to have any such injunction or order lifted).

                  (b) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making the transactions contemplated by this Agreement illegal.

         Section 4.2 Conditions Precedent to the Obligations of Shareholders. The obligations of the Shareholders to consummate the transactions contemplated hereby are additionally subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                  (a) Accuracy of Representations and Warranties. All representations and warranties of FCI and FII contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date; provided, that the parties hereto acknowledge and agree that the representations, including any Schedules related thereto, may be updated in writing at or prior to Closing to the extent that such update (i) reflects a change in circumstances that is consistent with FCI's obligations under Section
3.2 and (ii) does not materially affect the legal or economic substance of the transactions contemplated by this Agreement and does not amount to a material adverse change in the conditions of FCI, FII and the Subsidiaries, taken as a whole.

                  (b) Performance by FCI and FII. Each of FCI and FII shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by its prior to the Closing Date.

                  (c) Consents and Approvals. All consents, approvals and other action by, all notices to and all filings with all Persons, including all courts and administrative and governmental bodies that are required to have been obtained, taken or made to consummate the transactions contemplated by this Agreement shall have been obtained, undertaken or made, and all waiting periods shall have expired or been waived, as the case may be.

                  (d) No Material Adverse Change. Prior to the Closing no event shall have occurred or failed to occur, which occurrence, or failure to occur, as the case may be, has had or is reasonably likely to have a material adverse effect on FCI and its Subsidiaries, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any License or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

                  (e) Opinion of Counsel. Shareholders shall have received an opinion, dated the Closing Date, of Holme Roberts & Owen LLP, in substantially the form of Exhibit B attached hereto.

                  (f) Good Standing and Other Certificates. FCI and FII shall have delivered (i) copies of the Restated Certificate certified by the Secretary of State of the State of Delaware, and (ii) a certificate from the Secretary of State of the State of Delaware to the effect that each of

FCI and FII is in good standing in such jurisdiction and listing all charter documents of each on file.

                  (g) Officer's Certificates. FCI and FII shall have delivered a certificate of the President or any Vice President of FCI and FII, dated the Closing Date certifying that the conditions specified in Sections 4.1(b), 4.2(a), 4.2(b) and 4.2(d) have been satisfied.

                  (h) Deliveries. Each Shareholder shall have received a duly executed stock certificate representing the Exchange Shares that FII is required to deliver pursuant to Section 1.1(a) hereof.

                  (i) Other Agreements. FCI shall have duly executed and delivered the Investors' Rights Agreement and the Stockholder Agreement.

                  (j) Cash Consideration. FCI shall have paid the cash consideration as provided in Section 1.2(d).

         Section 4.3 Conditions Precedent to the Obligations of FCI and FII. The obligation of FCI and FII to consummate the transactions contemplated hereby are additionally subject to the satisfaction, on or before the Closing Date, of the following conditions precedent (provided that FCI and FII may waive any conditions hereunder as to a specific Shareholder without being deemed to have waived that condition or any other condition as to any other Shareholder):

                  (a) Accuracy of Representations and Warranties. All representations and warranties of each Shareholder contained herein shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

                  (b) Performance by Shareholders. Each Shareholder shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date.

                  (c) Consents and Approvals. All consents, approvals and other actions by, all notice to and all filings with all Persons, including all courts and administrative and governmental bodies that are required to have been obtained, taken or made to consummate the transactions contemplated by this Agreement shall have been obtained, undertaken or made, and all waiting periods shall have expired or been waived, as the case may be.

                  (d) Opinions of Counsel. FCI and FII shall have received one or more opinions, dated the Closing Date, of Counsel to the Direct Shareholders, Chase European Equity Associates I LLC ("Chase I"), Chase II, and TCB, in each case in form and substance reasonably satisfactory to FCI and FII.

                  (e) Certificates. The Shareholders shall have delivered to FCI and FII a certificate dated the Closing Date certifying that the Conditions set forth in Sections 4.1(b), 4.3(a) and 4.3(b) have been satisfied.

                  (f) Deliveries. The deeds of assignment and/or transfer of the Exchanged Interests, and all related documents, shall have been executed by all parties thereto, notarized and delivered to FII, as applicable, and all necessary or appropriate action shall have been taken with respect thereto to fully effect the transfer of all of the Exchanged Interests to FII or its designee.

                  (g) Related Agreements. Each Shareholder shall have duly executed and delivered the Stockholder Agreement and the Investors' Rights Agreement.

                  (h) Non-compete Agreements. Dr. Hoenig, Dr. Diekmann, Angelika Diekmann, Simone Diekmann, Alexander Diekmann and Mr. Weber shall have entered into non-compete agreements with Callino containing the terms attached hereto as Exhibit C.

                  (i) The Extension Agreement. The Extension Agreement with Mr. Weber shall have been duly executed and delivered by Mr. Weber to FCI and FII.

                  (j) Waiver and Consent. Chase I shall have entered into a Waiver and Consent, in a form acceptable to FCI and FII, waiving its rights under the Callino Agreements and consenting to the transactions provided for herein.

                  (k) Management Option Agreements. Callino shall have restructured its management option programs as agreed at the July 29, 1999 Callino Shareholder meeting by agreements satisfactory to FCI.

                  (l) Indirect Shareholder Powers of Attorney. Each of Chase II and TCB, as transferor, and FII or its designee, as transferee, and Formus B.V. shall have duly executed and delivered a power of attorney to a civil law notary of The Netherlands for purposes of executing a notarial deed ("Notarial Deed") in respect of the transfer of the Exchanged Interest of such Indirect Shareholder in Formus B.V. to FII or its designee as provided herein and each Notarial Deed of transfer shall have been duly executed effecting such transfer.

                  (m) Payment Obligations. All sums due and owing to FII or any of its affiliates pursuant to the Formus B.V. Investment Agreement shall have been paid to FII.

                  (n) Callino Shareholders Resolution. The shareholders of Callino shall have duly adopted the Callino shareholder resolutions in the form attached hereto as Exhibit D.

                  (o) Formus B.V. Board Resolution. The management board of Formus B.V. shall have duly adopted the Formus B.V. board resolutions in the form attached hereto as Exhibit E.

                                   ARTICLE V.

                            SURVIVAL; INDEMNIFICATION

         Section 5.1 Survival. The respective representations and warranties of the parties hereto contained in this Agreement or in any Schedule, Exhibit or certificate delivered together herewith or pursuant thereto shall survive the Closing for a period of one year, except that the representations of FCI and FII in Sections 2.1(a) and (b) and of Shareholders in Sections 2.2(a) and (b) shall survive indefinitely; provided, that the obligations to indemnify shall not terminate at the time provided above if, prior to such time, a notice of claim relating to Losses (as defined below) specifying the detail the nature thereof (although the amount of Losses, if not yet determinable, need not be specified) has been given to Shareholders or FCI, as the case may be. The other covenants of the parties hereunder shall survive the Closing and shall not terminate except as expressly provided herein.

         Section 5.2 Indemnification. The parties agree to indemnify and hold each other harmless from all claims, expenses, obligations, damages, costs, payments, liabilities, losses, interest, fines and penalties, including, without limitation, costs and expenses of litigation (including costs of investigation), reasonable attorney's fees and reasonable consultant's fees (collectively, "Losses") suffered or paid, directly or indirectly, through application of the indemnified party's assets or otherwise, as a result of or arising out of the failure of any representation or warranty made by Shareholders or FCI or their respective affiliates, as the case may be, to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.


                                   ARTICLE VI.

                           TERMINATION AND ABANDONMENT

         Section 6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date;

                  (a) by mutual consent of the Shareholders and FCI and FII;

                  (b) by FCI or by a majority in interest of Shareholders, if the Closing shall not have occurred on or prior to September 15, 1999, unless the failure to so consummate by such time is due to the material breach of any representation or warranty, or failure to satisfy any covenant or condition contained in this Agreement by the party seeking to so terminate;

                  (c) by either a majority of interest of Shareholders or FCI, if there has been a material breach of any representation or warranty on the party of the other; provided, that any such breach of a representation or warranty has not been cured within 30 days following receipt by the breaching party of notice of such breach;

                  (d) by either Shareholders or FCI, if there shall be any law or regulation of any competent authority that makes consummation of the Agreement, or the transactions contemplated hereby, illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         Section 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1 by either party, written notice thereof shall forthwith be given to the other party specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Shareholders or FCI. Nothing in this Section 6.2 shall relieve any party to this Agreement of liability for breach of this Agreement.


                                  ARTICLE VII.

                                  MISCELLANEOUS


         Section 7.1 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Colorado without regard to the conflict of laws provisions thereof. Notwithstanding the foregoing, all matters related to the transfer of the Exchanged Interests to FII pursuant to Section 2.1 hereof shall be governed by German law or Dutch law, as applicable, to the extent, but only the extent required under applicable German or Dutch law.

         Section 7.2 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 7.3 Parties in Interest; Binding Effect. FCI and FII may assign their obligations hereunder to deliver the Exchange Shares and acquire the Exchanged Interests to any entity affiliated with FCI or FII, provided neither shall be relieved of its obligations hereunder. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. It shall be binding upon each Shareholder at such time as such Shareholder signs without regard to whether any other Shareholder has signed.

         Section 7.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Section 7.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by overnight courier, with postage prepaid, or sent by telecopier (confirmed by overnight carrier), as follows:

                  (a)      if to Shareholders, to the addresses listed on
                           Schedule 1 hereto

                           with a copy to:

                           Dr. Ralph G. Drouven
                           Gaedertz Rechtsanwalte
                           Theodore Heuss Ring 19-21
                           50668 Koln, Germany

                  (b)      if to FCI and FII, to:

                           Formus Communications, Inc.
                           Formus International, Inc.
                           720 South Colorado Boulevard
                           Suite 600 North
                           Denver, Colorado  80246
                           Attention:    General Counsel

                           with a copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street
                           Suite 1700
                           Denver, Colorado  80203
                           Attention:    W. Dean Salter, Esq.

or to such other Person or address as any party hereto shall specify in writing to each of the other parties. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless by overnight courier, in which case on the second business day after the dispatch thereof.

         Section 7.6 Entire Agreement. This Agreement and the annexes, schedules and other documents referred to herein or delivered pursuant thereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto unless specifically set forth to the contrary herein.

         Section 7.7 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Closing, by action taken by the respective Boards of Directors of such parties, or by the respective officers authorized by such Boards of Directors.

         Section 7.8 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 7.9 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         Section 7.10 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

         Section 7.11 "Business Day" Defined. A "business day" shall be any day excluding Saturday, Sunday or any day which shall be a legal holiday in the States of New York or Colorado or the Federal Republic of Germany.

         Section 7.12 Shareholder Representative. Each of Dr. Axel Diekmann, Angelika Diekmann, Simone Diekmann, Alexander Diekmann and Mr. Weber hereby appoint Dr. Michael Hoenig as his or her representative and attorney-in-fact to act on behalf of each them in connection with closing the transactions contemplated by this Agreement. Without limitation, Dr. Hoenig may on behalf of said Shareholders extend the time for Closing, waive conditions to Closing, and modify or amend the Agreement provided he cannot change the number of Exchange Shares to be received by such Shareholder. FCI and FII shall be protected entirely in relying upon any document purported to be signed by Dr. Hoenig on behalf of such Shareholders.

         Section 7.13 Expenses. Each party to this Agreement shall pay its own fees and expenses in connection herewith; provided, however, that FII shall pay the notarial fees actually incurred by the parties in connection with the notarization of this Agreement and the assignment and transfer of the Exchanged Interests pursuant hereto.


                            [SIGNATURE PAGES FOLLOW]

                      SIGNATURE PAGES TO EXCHANGE AGREEMENT

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all as of the date and year first above written.


                               SHAREHOLDERS:


                               -----------------------------------
                               Dr. Michael Hoenig


                               -----------------------------------
                               Dr. Axel Diekmann


                               -----------------------------------
                               Angelika Diekmann


                               -----------------------------------
                               Simone Diekmann


                               -----------------------------------
                               Alexander Diekmann


                               -----------------------------------
                               Matthias Weber

                               CHASE CAPITAL PARTNERS (CCP) GERMANY B.V.


                               By:
                                     -------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                     -------------------------------------------

                               CHASE EUROPEAN EQUITY ASSOCIATES II LLC


                               By:
                                     -------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                     -------------------------------------------


                               TCB BETEILIGUNGS GMBH


                               By:
                                     -------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                     -------------------------------------------


                               FORMUS COMMUNICATIONS, INC.


                               By:
                                     -------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                     -------------------------------------------


                               FORMUS INTERNATIONAL, INC.


                               By:
                                     -------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                     -------------------------------------------

                        SCHEDULE 1 TO EXCHANGE AGREEMENT

                     EXCHANGE SHARES AND EXCHANGED INTERESTS

I. Exchange Shares to be received by Direct Shareholders and Indirect Shareholders at Closing

                           DIRECT SHAREHOLDERS
--------------------------------------------------------------------------------
                                            Aggregate
                                            Number of                  Cash
Name and Address                         Exchange Shares           Consideration
----------------------------             ---------------           -------------
Dr. Michael Hoenig                          2,029,601                US$13,400
Maximilianstr. 14                          (Series E)
80539 Munchen, Germany

Dr. Axel Diekmann                             765,934                 US$5,000
Eggendobel 2                               (Series E)
94032 Passau, Germany

Angelika Diekmann                             765,934                 US$5,000
Eggendobel 2                               (Series E)
94032 Passau, Germany

Simone Diekmann                               765,847                 US$5,000
Eggendobel 2                               (Series E)
94032 Passau, Germany

Alexander Diekmann                            765,847                 US$5,000
Eggendobel 2                               (Series E)
94032 Passau, Germany

Matthias Weber                              2,199,406                 US$6,900
Ulrichsberg 1                              (Series E)
86391 Leitershofen, Germany

Chase Capital Partners (CCP)                5,199,186                US$34,200
Germany B.V.                               (Series F)
c/o Chase Capital Partners Europe
Limited
125 London Wall
London EC2Y 5AJ, England

                             SCHEDULE OF EXCEPTIONS

                        DELIVERED PURSUANT TO SECTION 2.1
                              OF EXCHANGE AGREEMENT

                         EXHIBIT A TO EXCHANGE AGREEMENT

                           FORM OF EXTENSION AGREEMENT

                         EXHIBIT B TO EXCHANGE AGREEMENT

                               FORM OF HRO OPINION

                         EXHIBIT D TO EXCHANGE AGREEMENT

                     FORM OF CALLINO SHAREHOLDER RESOLUTIONS

                         EXHIBIT E TO EXCHANGE AGREEMENT

                      FORM OF FORMUS B.V. BOARD RESOLUTIONS